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                                                              Exhibit 23(e)

                                  CONSENT

   We hereby consent to being named in the Registration Statement on Form S-4 filed by RightCHOICE Managed Care, Inc., a Delaware corporation, and in the related proxy statement-prospectus as the attorneys who delivered a legal opinion to the Board of Directors of Blue Cross and Blue Shield of Missouri, and as the attorneys who have been asked to deliver a reaffirmation of that opinion on or prior to the closing.

                                          GREENSFELDER, HEMKER & GALE, P.C.

                                          /s/ By Joseph D. Lehrer, President

August 31, 2000